                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X]   Definitive Proxy Statement             Commission only (as permitted by
[ ]   Definitive Additional Materials        Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Westerbeke Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing party:

      4)    Date Filed:

                             WESTERBEKE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 2003

                                                          Taunton, Massachusetts
                                                          November 11, 2003

To the Holders of Common Stock
of Westerbeke Corporation:

                  The annual meeting of stockholders of Westerbeke Corporation will be held at the Holiday Inn, 700 Myles Standish Boulevard, Taunton, Massachusetts 02780 on December 8, 2003 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying proxy statement:

                  1. To elect two Class B directors of our company for the next three years.

                  2. To consider and take action upon a proposal to ratify our board of directors' selection of Sansiveri, Kimball & McNamee, L.L.P. to serve as our independent auditors for our fiscal year ended October 25, 2003.

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  The close of business on October 31, 2003 has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting may be examined at our company's executive offices at Myles Standish Industrial Park, Taunton, Massachusetts 02780, during the ten-day period preceding the meeting.

                                      By Order of the Board of Directors,

                                      Gregory Haidemenos
                                      Secretary

                  You are cordially invited to attend the annual meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded. Return of your signed proxy is the only way your shares can be counted unless you personally cast a ballot at the annual meeting.

                             WESTERBEKE CORPORATION

                                 PROXY STATEMENT

                  This proxy statement, which will be mailed commencing on or about November 11, 2003 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the board of directors of Westerbeke Corporation, which we refer to as "Westerbeke", "our company", "we", "our" or "us", for use at the annual meeting of stockholders to be held on December 8, 2003, and at any adjournment thereof, for the purposes set forth in such Notice. Our executive offices are located at Myles Standish Industrial Park, Taunton, Massachusetts 02780.

                  Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the annual meeting by a stockholder who may have previously given a proxy, or the subsequent delivery of a proxy, will have the effect of revoking the initial proxy.

                  At the close of business on October 31, 2003, the record date stated in the accompanying Notice, we had issued and outstanding 1,954,809 shares of common stock, par value $0.01 per share, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting. We have no class or series of stock outstanding other than common stock.

                  A majority of the number of issued and outstanding shares of our common stock present in person or by proxy will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. A "broker non-vote" refers to shares of common stock represented at the meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter. Abstentions, failures to vote and broker non-votes will have the same effect as a vote against the ratification of the selection of our independent auditors.

                  At the annual meeting our stockholders will be asked (i) to elect two Class B directors of our company and (ii) to ratify the appointment of Sansiveri, Kimball & McNamee, L.L.P. as our independent auditors for our fiscal year ending October 25, 2003. Directors are elected by plurality vote. Ratification of the selection of our independent auditors will require the affirmative vote of a majority of the shares of our common stock present and voting thereon at the annual meeting. As the beneficial owner of approximately 56.2% of all outstanding shares of our common stock (through Westerbeke Acquisition Corporation) on October 31, 2003, the record date for the annual meeting, John H. Westerbeke, Jr., our Chairman, President and Chief Executive Officer ("Mr. Westerbeke") is able to elect our board of directors and thereby control our policies. To our knowledge, Mr. Westerbeke will vote the shares of our common stock beneficially owned by him (through Westerbeke Acquisition Corporation) in favor of each of the proposals presented to the annual meeting.

                        PROPOSAL 1. ELECTION OF DIRECTORS

                  Two Class B directors will be elected at the annual meeting, to serve for three years and until a successor shall have been chosen and qualified. This is in accordance with our certificate of incorporation, which provides for the division of our board of directors into three classes with the term of office for the Class B directors expiring at the annual meeting. Class C and Class A directors will be elected at the annual meetings to be held in 2004 and 2005, respectively.

                  Each of the persons named in the accompanying form of proxy intends to vote the shares of common stock represented thereby in favor of the nominees listed as Class B directors in the following table, unless otherwise instructed in such proxy. In case either nominee is unable or declines to serve, such persons reserve the right to vote the shares of our common stock represented by such proxy for another person duly nominated by our board of directors in the nominee's stead. Our board of directors has no reason to believe that either nominee named will be unable or will decline to serve.

                  The nominees, Thomas M. Haythe and James W. Storey, are presently serving as Class B directors of our company. Certain information about the nominees is set forth below.

                  The table below sets forth, for each of our directors and executive officers, their respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each director and executive officer. Each person identified below is a United States citizen. Unless otherwise indicated, each person's business address is c/o Westerbeke Corporation, Myles Standish Industrial Park, Taunton, Massachusetts 02780; telephone: (508) 823-7677.

                  NAME                             BUSINESS EXPERIENCE
                  ----                             -------------------
Gerald Bench (Class A director)           Vice Chairman, TDG Aerospace, Inc.
                                          (manufacturer of aircraft de-icing
                                          devices) since January 2001;
                                          President, BFT Holdings Co., Inc.
                                          (investors in emerging growth
                                          businesses) from November 1996 to
                                          January 2001; President and Chief
                                          Executive Officer, Hadley Fruit
                                          Orchards, Inc. from November 1996 to
                                          June 1999; Director of our company
                                          since June 1986.

Thomas M. Haythe (Class B director)       Business and Legal Consultant since
                                          February 2000; Partner, Haythe &
                                          Curley (attorneys) (now known as Torys
                                          LLP) from 1982 to January 2000;
                                          Director of our company since June
                                          1986; outside general counsel of our
                                          company since 2000.

James W. Storey (Class B director)        Consultant since January 1993,
                                          providing investment advice and
                                          investment management services as
                                          trustee of fifteen trusts for
                                          individuals (Mr. Storey has never
                                          provided consulting services to our
                                          company); Director of our company
                                          since June 1986.

John H. Westerbeke, Jr. (Class C          Chairman of our board since June 1986;
director)                                 President and Director of our company
                                          since 1976; manager of our company in
                                          various capacities since joining
                                          Westerbeke in 1966.

Gregory Haidemenos                        Chief Financial Officer of our company
                                          since December 1999; Treasurer and
                                          Secretary of our company since April
                                          2002; Controller of our company from
                                          September 1996 to November 1999.

                  To our knowledge, during the last five years, none of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or a finding of any violations of such laws.

                  During the fiscal year ended October 26, 2002, our board of directors met five times. Each of the persons named in the tables above attended at least 75% of the meetings of our board of directors and of the meetings of any committee of our board of directors on which such person served which were held during the time that such person served.

                  Our board of directors has a stock option committee, whose members are Messrs. Bench and Storey; an audit committee, whose members are Messrs. Bench, Haythe and Storey; and a compensation committee, whose members are Messrs. Bench, Haythe and Storey. Upon the effectiveness of Nasdaq rules to be adopted under the Sarbanes-Oxley Act of 2002, Mr. Haythe will no longer serve as a member of our audit committee.

                  The stock option committee administers our 1986 Stock Option Plan, our Supplemental Stock Option Plan and our 1996 Stock Option Plan, and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The audit committee's primary responsibility is to oversee our financial reporting process on behalf of our board of directors and to report the results of its activities to the board, as described in the audit committee charter. The principal recurring duties of the audit committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of our independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of our accounting and financial controls, and reviewing and discussing with management and the independent auditors our quarterly and annual financial statements. The compensation committee is authorized to make recommendations to our board of directors regarding compensation to be paid to key employees of our company.

                  The audit committee met four times during the fiscal year ended October 26, 2002. The stock option committee did not meet during such fiscal year. The compensation committee met once during such fiscal year. We do not have a nominating committee or any committee performing similar functions.

                  We will make all required changes to our corporate governance practices to reflect the recent approval by the Securities and Exchange Commission ("SEC") of corporate governance proposals submitted by Nasdaq.

                  Our directors and officers, other than Messrs. Bench, Haythe and Storey, are active in our business on a day-to-day basis.

                  Our certificate of incorporation contains a provision, authorized by the Delaware General Corporation Law (the "DGCL"), which eliminates the personal liability of our directors to our company or to any of our stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or obtained an improper personal benefit.

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information for the fiscal years ended October 26, 2002, October 27, 2001 and October 21, 2000 concerning the compensation paid or awarded to our Chief Executive Officer and each other executive officer whose annual compensation for any of such fiscal years exceeded $100,000. None of our other executive officers was paid or awarded in fiscal 2002 a total annual salary and bonus exceeding $100,000.

                           SUMMARY COMPENSATION TABLE

                               FISCAL
                                YEAR      ANNUAL COMPENSATION
      NAME AND PRINCIPAL       ENDED    -------------------------       ALL OTHER
           POSITION           OCTOBER     SALARY         BONUS        COMPENSATION
---------------------------   -------   -----------   -----------     ------------
John H. Westerbeke, Jr.         2002    $236,646      $286,675         $53,976(3)
President, Chairman of
our board of directors          2001     231,629         2,179          55,408(3)
and Class C Director

                                2000     228,359(1)    134,247(2)       38,549(3)

Carleton F. Bryant, III (4)     2002      76,661             -               -
Executive Vice President,
Treasurer, Chief Operating      2001      94,500        58,240               -
Officer and Secretary
                                2000      94,500        60,633               -

--------------------

(1) Includes $75,300 of salary earned in fiscal year 2000, payment of which had been deferred. Payment was made in fiscal 2001.

(2) Includes a $126,692 bonus earned in fiscal year 2000, payment of which had been deferred. Payment was made in fiscal 2001.

(3)      Includes amounts ($40,500, $41,896 and $22,750 in fiscal 2002, 2001 and
         2000, respectively) reflecting the current dollar value of the benefit to Mr. Westerbeke of premiums paid by our company with respect to a split-dollar insurance arrangement. The benefit was determined by calculating the time value of money (using the applicable federal rates) of the premiums paid by our company in the fiscal years ended October 26, 2002, October 27, 2001 and October 21, 2000 for the period from the date on which each premium was paid until March 31, 2003 (which is the earliest date on which our company could terminate the agreement). Refer to " -- Employment Agreements" below for a description of such arrangement. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, we have stopped paying premiums in connection with such agreement.

(4)      Mr. Bryant was an executive officer of our company until April 4, 2002.

                  We did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 26, 2002.

                  The following table sets forth the number and value of options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended October 26, 2002 and the number and value of options held by such executive officers at October 26, 2002.

                         OPTION EXERCISES IN FISCAL 2002
                      AND OPTION VALUES AT OCTOBER 26, 2002

                                                                                           VALUE OF
                                                                                          UNEXERCISED
                                                                    NUMBER OF            IN-THE-MONEY
                                                                   UNEXERCISED            OPTIONS AT
                                                                   OPTIONS AT            OCTOBER 26,
                                    SHARES                      OCTOBER 26, 2002           2002 (1)
                                 ACQUIRED ON    VALUE     ---------------------------    ------------
            NAME                   EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE
---------------------------      -----------   --------   -----------   -------------
John H. Westerbeke, Jr.               --          --      150,000 (2)         --          $56,250 (2)

Carleton F. Bryant, III (3)           --          --           --             --              --

--------------------

(1) In-the-money options are those where the fair market value of the underlying shares of common stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the SEC by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying shares of common stock.

(2) All of Mr. Westerbeke's stock options expired subsequent to October 26, 2002 without being exercised.

(3)      Mr. Bryant was an executive officer of our company until April 4, 2002.

COMPENSATION OF DIRECTORS

                  We currently pay our directors a fee of $2,000 for attending each meeting of our board of directors of our company. We have also agreed to pay each member of the special committee formed in connection with the proposed merger of our company with Westerbeke Acquisition Corporation a fee of $15,000 for his service on the special committee.

EMPLOYMENT AGREEMENTS

                  We have an employment agreement (the "employment agreement") with Mr. Westerbeke, which provides for his employment by our company at an annual base salary, subject to increases based upon the Consumer Price Index and at the discretion of our board of directors. During fiscal 2002, Mr. Westerbeke's salary was $236,600. The employment agreement also provides for payment of a bonus at the discretion of our board of directors. Our board of directors has extended through fiscal 2004 the incentive plan established in September 1996 in connection with which Mr. Westerbeke has an annual bonus opportunity, based upon our net income and increases in sales. Mr. Westerbeke may elect to have all or any part of his base salary or bonus paid as deferred compensation in five annual installments commencing upon his retirement or other termination of employment, or upon a change of control of our company, as defined in the employment agreement. We contribute amounts deferred by Mr. Westerbeke to a trust established to hold and invest these funds until such time as the amounts are payable to Mr. Westerbeke. The employment agreement also requires us to pay premiums for certain life insurance policies on the life of Mr. Westerbeke, including split-dollar life insurance policies, pursuant to which we paid the premium costs of certain life insurance policies that will pay a death benefit of not less than a total of $6,150,000 upon Mr. Westerbeke's death. Upon payment of the death benefit under the split-dollar policies, we are entitled to repayment of an amount equal to the premiums previously paid by our company, with any and all remaining payments under such policies to be made to Mr. Westerbeke or his beneficiaries. Applying the time value of money (using the applicable federal rates) of the premiums paid by our company during the fiscal years ended October 26, 2002 and October 27, 2001 for the period from the date on which each premium was paid until March 31, 2003, the current dollar value of the benefit to Mr. Westerbeke of premiums paid by our company is $82,396. We are permitted to terminate the split-dollar agreement and to obtain an amount equal to the lesser of the cash surrender value of such policies and the total amount of premiums paid. As of July 30, 2002, pursuant to the requirements of the Sarbanes-Oxley Act of 2002, we have stopped paying premiums in connection with the split-dollar insurance arrangement.

                  We may terminate the employment agreement upon the disability of Mr. Westerbeke, or with or without cause, and Mr. Westerbeke may terminate the employment agreement in the event there has occurred a constructive termination of employment by our company. In addition, in the event of a change in control of our company, as defined in the employment agreement, Mr. Westerbeke may terminate his employment during the one year period following such change in control, and in such event, we will be required to pay him a lump sum cash payment in an amount equal to three times his annual cash compensation during the most recent five taxable years of our company, less $1,000. In addition, in such circumstances, we are required to continue to carry group life and health insurance for Mr. Westerbeke for a three-year period and are required to pay any premiums payable on the split-dollar life insurance policy on his life for a three year period. Mr. Westerbeke has agreed that the proposed merger of our company with Westerbeke Acquisition Corporation will not trigger the change of control provisions of the employment agreement. Under the employment agreement, Mr. Westerbeke has agreed not to compete with our company for a period of one year following termination of his employment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) reports they file.

                  To our knowledge, based solely on a review of the copies of such reports furnished to our company and representations that no other reports were required, during the fiscal year ended October 26, 2002 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  We lease a 40-foot sailboat from Mr. Westerbeke, pursuant to a lease expiring in July 2004. We pay an annual rental to him of $33,500 and also pay approximately $10,000 to $15,000 of annual expenses in connection with the operation and maintenance of the sailboat. We make use of the sailboat to evaluate the performance of our marine engine products and for other corporate purposes.

                  In July 1994, Mr. Westerbeke executed a promissory note payable to our company in the principal amount of $165,000. The proceeds of the loan were used by Mr. Westerbeke to purchase the sailboat described above. The loan, which is due June 1, 2004, is payable in equal monthly installments which commenced on July 1, 1994, together with interest at 7.75% per year, and is secured by the sailboat. Our management believes that the terms of the lease and of the secured loan are no less favorable to our company than we could obtain from an unrelated party.

                  During the past two years, Thomas M. Haythe, a director of our company, has rendered legal services to our company. Mr. Haythe has been paid approximately $216,000 during the past two years in connection with such services performed during 2001, 2002 and 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During our past fiscal year, Thomas M. Haythe, a Class B director of our company and a member of the compensation committee, rendered legal services to our company. We expect that Mr. Haythe will continue to act as our outside general counsel in the future.

AUDIT COMMITTEE REPORT

                  The members of the audit committee are Gerald Bench, Thomas M. Haythe and James W. Storey. Each member of the audit committee, other than Mr. Haythe, is independent in the judgment of our board of directors and as required by the listing standards of Nasdaq. Our board of directors has determined that it is in the best interests of our company for Mr. Haythe to continue to serve on our audit committee, as his expertise and the continuity he provides to the audit committee are needed during the uncertainty facing our company in light of our proposed merger with Westerbeke Acquisition Corporation. However, upon the effectiveness of Nasdaq rules to be adopted under the Sarbanes-Oxley Act of 2002, Mr. Haythe will no longer qualify as an independent audit committee member and will no longer serve as a member of the audit committee. The audit committee operates under the audit committee charter adopted by our board of directors. As required by the regulations of the SEC, a copy of the audit committee charter was attached to the proxy statement for our 2001 annual meeting of stockholders.

                  Management is responsible for preparing our financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee's primary responsibility is to oversee our financial reporting process on behalf of our board of directors and to report the results of its activities to the board, as described in the audit committee charter. The principal recurring duties of the audit committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of our independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of our accounting and financial controls, and reviewing and discussing with management and the independent auditors our quarterly and annual financial statements.

                  The audit committee has reviewed and discussed with our management the audited financial statements of our company for the fiscal year ended October 26, 2002. The audit committee has also discussed with Sansiveri, Kimball & McNamee, L.L.P. our independent auditors, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with audit committees). The audit committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed with the auditors the firm's independence.

                  Based upon the review and discussions summarized above, the audit committee recommended to our board of directors that the audited financial statements of our company, as of October 26, 2002 and for the year then ended, be included in our Annual Report on Form 10-K for the year ended October 26, 2002 for filing with the SEC.

                                            Audit Committee:
                                            Gerald Bench
                                            Thomas M. Haythe
                                            James W. Storey

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The report of the compensation committee documents the committee's policies regarding executive officer compensation. Our philosophy and objectives in setting compensation are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to our business goals; (iii) to link compensation with our financial performance; and (iv) to align the interests of our executives with the interests of our stockholders.

                  There are three components to executive compensation at our company: base salary, bonus and stock options. Base salary is determined by level of responsibility, individual performance and our company's performance, as well as by the need to provide a competitive package that allows our company to retain key executives. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving certain performance goals as determined by our board of directors. In addition, our company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of our executive officers more closely with the interests of our stockholders by offering the executives an opportunity to benefit from increases in the market price of our company's common stock. The stock option plans are administered by the stock option committee of our board of directors, which determines the persons who are to receive options and the number of shares to be subject to each option. No stock options were granted to the executive officers of our company during fiscal 2002.

COMPENSATION OF EXECUTIVE OFFICERS

                  We have an employment agreement with Mr. Westerbeke, pursuant to which his annual base salary is subject to increase based on the Consumer Price Index and at the discretion of our board of directors. Mr. Westerbeke's employment agreement also provides for payment of a bonus at the discretion of our board of directors. Our board of directors has extended through fiscal 2004 the incentive plan established in September 1996 pursuant to which Mr. Westerbeke has an annual bonus opportunity based upon our net income and increases in sales. The compensation committee selected net income as a component basis for the incentive plan because net income is a principal determinant of our stock price. The compensation committee selected increases in sales as a component basis for the incentive plan because, given the margins in our industry, year-to-year increases in our fixed costs and the fact that we can exercise little control over a majority of our direct costs, increases in sales are critical to our company's success. The bonus paid to Mr. Westerbeke for our 2002 fiscal year was earned under the incentive plan and Mr. Westerbeke did not receive a discretionary bonus for 2002.

                                            Compensation Committee:
                                            Gerald Bench
                                            Thomas M. Haythe
                                            James W. Storey

PERFORMANCE GRAPH

                  The following performance graph compares the cumulative total stockholder return on our common stock to the Nasdaq Stock Market U.S. Index and to the S&P Machinery -- Diversified Index for our last five fiscal years. The graph assumes that $100 was invested in each of our common stock, the Nasdaq Stock Market U.S. Index and the S&P Machinery -- Diversified Index on October 31, 1997 and that all dividends were reinvested.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
             AMONG WESTERBEKE, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S & P INDUSTRIAL MACHINERY INDEX

[LINE GRAPH]

* $100 INVESTED ON OCTOBER 31, 1997 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS.

                              Cumulative
                                Total
                               Return
                                10/97        10/98      10/99      10/00      10/01      10/02
                                -----        -----      -----      -----      -----      -----
Westerbeke Corporation         $100.00      $ 67.28    $ 61.03    $ 63.25    $ 43.06    $ 35.29
Nasdaq Stock Market (U.S.)      100.00       111.87     189.11     213.35     107.19      84.99
S&P Machinery-Diversified       100.00       100.32     115.34     103.55     101.15     107.09

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding the beneficial ownership (as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) of our common stock as of October 31, 2003 by
(1) all those known to us to be beneficial owners of more than 5% of our common stock, including Westerbeke Acquisition Corporation, (2) each executive officer and director of our company, and (3) all executive officers and directors of our company as a group. As described below, Westerbeke Acquisition Corporation is currently the owner of record of 1,098,250 shares of our common stock, representing 56.2% of our outstanding common stock, which it acquired from Mr. Westerbeke in connection with the proposed merger of our company with Westerbeke Acquisition Corporation. Mr. Westerbeke is the sole stockholder of Westerbeke Acquisition Corporation. Unless otherwise indicated, each of the listed persons has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person. Unless otherwise indicated, the address for each of the persons listed below is c/o Westerbeke Corporation, Myles Standish Industrial Park, Taunton, Massachusetts 02780. To our knowledge, there have been no significant changes in stock ownership or control of our company since October 31, 2003.

                                                       SHARES OF COMMON STOCK    PERCENT
                NAME AND ADDRESS                         OWNED BENEFICIALLY     OF CLASS
                ----------------                         ------------------     --------
John H. Westerbeke, Jr.                                  1,098,250 (1)            56.2%

Westerbeke Acquisition Corporation                       1,098,250                56.2

Marvin A. Gordon
750 Everett Street
Norwood, MA 02062                                          100,000 (2)             5.1

James W. Storey                                             20,100 (3)             1.0

Gerald Bench                                                11,100 (4)               *

Thomas M. Haythe                                            16,100 (5)               *

Gregory Haidemenos                                               0                   *


All directors and executive officers as a group (5       1,145,550 (1)(3)(4)
persons)                                                              (5)(6)      57.6%

--------------
* Less than 1 percent

(1) All shares of our common stock held beneficially by Mr. Westerbeke are held of record by Westerbeke Acquisition Corporation.

(2)      Information as to these holdings is based solely upon a report on
         Schedule 13D filed with the SEC by Mr. Gordon on May 8, 2001.

(3) Includes 11,100 shares issuable upon the exercise of presently exercisable stock options (each of which is out-of-the-money) held by Mr. Storey.

(4) Consists of 11,100 shares issuable upon the exercise of presently exercisable stock options (each of which is out-of-the-money) held by Mr. Bench.

(5) Includes 11,100 shares issuable upon the exercise of presently exercisable stock options (each of which is out-of-the-money) held by Mr. Haythe.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                  Our board of directors has selected Sansiveri, Kimball & McNamee, L.L.P. to serve as our independent auditors for the fiscal year ending October 25, 2003. Our board of directors considers Sansiveri, Kimball & McNamee, L.L.P. to be eminently qualified.

                  Although it is not required to do so, our board of directors is submitting its selection of our auditors for ratification at the annual meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, our board of directors will reconsider its selection.

                  Our board of directors recommends that stockholders vote FOR ratification of the selection of Sansiveri, Kimball & McNamee, L.L.P. to examine the financial statements of our company for our fiscal year ending October 25, 2003. It is the intention of the persons named in the accompanying form of proxy to vote the shares of common stock represented thereby in favor of such ratification unless otherwise instructed in such proxy.

                  A representative of Sansiveri, Kimball & McNamee, L.L.P. will be present at the annual meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

                  For the year ended October 26, 2002, we paid Sansiveri, Kimball & McNamee, L.L.P. approximately $7,000 and $18,500 for audit related and tax preparation services, respectively. For the year ended October 26, 2002, we paid KPMG LLP approximately $52,400 and $26,700 for audit related and tax preparation services, respectively. The Audit Committee concluded that the foregoing non-audit services did not adversely impact the independence of Sansiveri, Kimball & McNamee, L.L.P.

CHANGES IN OUR CERTIFYING ACCOUNTANTS

                  On April 2, 2002, we dismissed KPMG LLP as our independent auditors and on April 4, 2002 appointed Sansiveri, Kimball & McNamee, L.L.P. as our independent auditors for the fiscal year ended October 26, 2002. The decision to dismiss KPMG LLP and to retain Sansiveri, Kimball & McNamee, L.L.P. was approved by our board of directors. The audit reports of KPMG LLP on our consolidated financial statements as of and for the fiscal years ended October 27, 2001 and October 21, 2000 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 27, 2001 and October 21, 2000, and the subsequent interim period through April 2, 2002, there were no disagreements between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements. Prior to the engagement of Sansiveri, Kimball & McNamee, L.L.P., we did not consult with such firm on any accounting, auditing or financial reporting issue. We furnished KPMG LLP with a copy of this disclosure and requested it to furnish us with a letter addressed to the SEC, which it has done, stating whether it agrees with the statements made by us in response to
Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of KPMG LLP's letter to the SEC is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on April 9, 2002.

                                  MISCELLANEOUS

                  This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with the 2003 annual meeting of our stockholders.

RECORD DATE

                  The board of directors has fixed the close of business on October 31, 2003 as the record date for the annual meeting, and only holders of our common stock on the record date are entitled to notice of and to vote at the annual meeting. On that date, there were approximately 117 holders of record of our common stock, and 1,954,809 shares of common stock outstanding. On the record date, Mr. Westerbeke beneficially owned 1,098,250 outstanding shares of our common stock (including the shares owned directly by Westerbeke Acquisition Corporation), representing approximately 56.2% of our total voting power.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

                  Each share of our common stock entitles its holder to one vote on all matters properly coming before the annual meeting. A majority of the total number of all outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum at the annual meeting.

                  If you hold your shares in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and such broker does not have discretionary authority to vote on the adoption of the matter, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted. This is called a broker non-vote. Your broker or bank will vote your shares only if you provide instructions on how to vote in accordance with the instructions provided to you by your broker or bank.

                  Directors are elected by plurality vote. Ratification of the selection of our independent auditors will require the affirmative vote of the holders of a majority of the shares of our common stock present and voting thereon at the annual meeting. As the beneficial owner of approximately 56.2% of all outstanding shares of our common stock (through Westerbeke Acquisition Corporation), Mr. Westerbeke is able to elect our board of directors and thereby control our policies.

VOTING AND REVOCATION OF PROXIES

                  You should mark, date, sign and return your proxy card and mail it in the enclosed envelope as soon as possible so that your shares are represented at the annual meeting, even if you plan to attend the meeting in person.

                  Proxies received at any time before the annual meeting and not revoked or superseded before being voted, will be voted at the annual meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. If no directions are indicated in the proxy, the shares represented thereby will be voted FOR the nominees proposed by our board of directors in the election of directors, FOR the ratification of our board of directors' selection of independent auditors for our company, and in the discretion of the persons named in the proxy with respect to any other business which may properly come before the meeting or any adjournment of the meeting and which is not known a reasonable time before the meeting.

                  Until your proxy is exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

                  - by delivering written notification of revocation to our corporate Secretary at our executive offices at Myles Standish Industrial Park, Taunton, Massachusetts 02780,

                  -        by delivering a proxy of a later date,

                  -        by attending the annual meeting and voting in person.
                           Your attendance at the annual meeting will not, by itself, revoke any proxy previously delivered by you; you must vote in person at the meeting in order to revoke your proxy, or

                  - if you have instructed a broker to vote your shares, by following the directions received from your broker to change those instructions.

                  Votes will be tabulated by our transfer agent, Registrar and Transfer Company.

SOLICITATION OF PROXIES

                  We will bear the expenses in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail, but may also be solicited in person, by telephone, by facsimile or over the Internet by our executive officers and regular employees. These people will receive no additional compensation for providing these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

                  We have not retained a professional proxy solicitation firm to assist in the solicitation of proxies from stockholders, but we reserve the right to do so.

                  If the accompanying form of proxy is executed and returned, the shares of our common stock represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in the proxy, the shares represented thereby will be voted FOR the nominees proposed by our board of directors in the election of directors and FOR the ratification of our board of directors' selection of independent auditors for our company.

                  It is important that proxies be returned promptly. Stockholders who do not expect to attend the annual meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                          FUTURE STOCKHOLDER PROPOSALS

                  New stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2004 annual meeting of stockholders must be received by us in writing at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for the 2004 annual meeting of stockholders, but no later than March 31, 2004. All proposals received will be subject to the applicable rules of the SEC. With regard to stockholders who intend to present a proposal at the 2004 annual meeting of stockholders without including the proposal in our proxy statement and who fail to submit the proposal on a timely basis, the persons named as proxies in the proxy card accompanying the proxy statement for the 2004 annual meeting of stockholders will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in our proxy statement for the 2004 annual meeting of stockholders.

                                 MULTIPLE COPIES

                  Stockholders who reside at the same address and own shares of our common stock through a broker have likely received a notice from their broker notifying them that their household will be sent only one proxy statement. If the stockholders did not return the "opt-out" card attached to such notice, they were deemed to have consented to this process. The broker or other holder of record will send at least one copy of the proxy statement to the stockholders at their address. Consent may be revoked at any time upon written request with the stockholder's name, the name of the brokerage firm and the stockholder's account number to Gregory Haidemenos, our corporate secretary, at the address below. Stockholders who reside at the same address and own shares of our common stock through a broker who received multiple copies of the proxy statement may request that only one copy of the proxy statement be sent in the future by making written request with the stockholders' names, the name of the brokerage firm and the stockholders' account numbers to Gregory Haidemenos at the address below. Additional copies of the proxy statement will be mailed out promptly upon written or oral request to Gregory Haidemenos, Secretary, Westerbeke Corporation, Myles Standish Industrial Park, Taunton, Massachusetts 02780; telephone: (508) 823-7677.

                                  ADJOURNMENTS

                  Any adjournment of the annual meeting may be made without notice, other than by the announcement made at the annual meeting, by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, whether or not a quorum exists.

ANNUAL REPORT ON FORM 10-K

                  A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 26, 2002, which has been filed with the SEC, accompanies this proxy statement.

Taunton, Massachusetts
November 11, 2003

                                      PROXY
                             WESTERBEKE CORPORATION

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

     PROXY - ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 2003 COMMON STOCK

      The undersigned, a stockholder of WESTERBEKE CORPORATION, does hereby appoint John H. Westerbeke, Jr. and Thomas M. Haythe, or either of them, each with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock at the Annual Meeting of Stockholders to be held on Monday, December 8, 2003 at 10:00 A.M., Eastern Time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby instructs said proxies or their substitutes to vote as specified hereon on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

                                                        WITH-     FOR ALL
                                                FOR     HOLD      EXCEPT

1.    Election of two Class B Directors         [ ]      [ ]        [ ]

      NOMINEE:   Thomas M. Haythe

                 James W. Storey

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                                FOR      AGAINST    ABSTAIN

2.    Ratification of appointment of            [ ]        [ ]         [ ]
      Sansiveri, Kimball & McNamee L.L.P. as
      independent auditors for fiscal 2003.

      The Board of Directors favors a vote "FOR" each item.

      The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either proposal they will be voted "For" the proposal.


Please be sure to sign and date this Proxy in the box below.


-------------------------------
Date


--------------------------------------------------------------------------------
Stockholder sign above          Co-holder (if any) sign above


 * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. *

                             WESTERBEKE CORPORATION

      IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



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